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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF SERV-TECH, INC.


                                          State or Other Jurisdiction
Name of Subsidiary                       Incorporation or Organization
- -----------------------------            -----------------------------

SECO Industries, Inc.                              Louisiana

Serv-Tech EPC, Inc.                                Nevada

ST Piping, Inc.                                    Texas

Terminal Technologies, Inc.                        Texas

Serv-Tech Engineers, Inc.                          Louisiana

Delta Maintenance, Inc.                            Louisiana

Chemisolv Holdings, Inc.                           Delaware

Hill Technical Services, Inc.                      Texas